Exhibit 5.1

WYRICK ROBBINS YATES & PONTON LLP

Attorneys at Law

The Summit

4101 Lake Boone Trail, Suite 300

Raleigh, North Carolina 27607-7506

November 13, 2017

Melinta Therapeutics, Inc.

300 George Street

Suite 301

New Haven, Connecticut 06511

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 filed on or about the date hereof by Melinta Therapeutics, Inc. f/k/a Cempra, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended, of 1,467,141 shares of the Company’s common stock, $0.001 par value per share (the “Shares”). We understand the Shares are to be issued pursuant to either the Melinta Therapeutics, Inc. 2011 Equity Incentive Plan, the Employment Inducement Stock Option Agreement with Daniel Mark Wechsler or the Employment Inducement Restricted Stock Unit Agreement with Daniel Mark Wechsler (each, a “Plan”). In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

As your legal counsel, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, in connection with the sale of the Shares.

It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, the Shares when issued in the manner referred to in the Registration Statement and in accordance with each Plan, will be legally and validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

Very truly yours,

/s/ Wyrick Robbins Yates & Ponton LLP